Patrick M. Fahey Chairman and CEO Frontier Financial Corporation 425-514-0700

Carol E. Wheeler
CFO
Frontier Financial Corporation
425-514-0700

NEWS RELEASE

For release April 27, 2010

FRONTIER FINANCIAL CORPORATION DENIES ACQUISITION RUMORS

EVERETT, WA – April 27, 2010 –  Management of Frontier Financial Corporation (Nasdaq: FTBK) (“Frontier”) recently learned of rumors on the Internet on April 26, 2010, that an investment group called Infinite Freedom Foundation was in the process of making a bid for Frontier.  Frontier’s president and chief executive officer, Patrick M. Fahey, said that while normally he would not as a matter of company policy comment on rumors, given the recent speculation on the Internet and elsewhere, he advises that to the company’s knowledge there is no basis for the rumor.

About Frontier

Frontier Financial Corporation is a Washington-based financial holding company, providing financial services through its commercial bank subsidiary, Frontier Bank, since 1978.  Frontier Bank offers a wide range of banking and financial services to businesses and individuals in its market area, including trust, cash management, and investment and insurance products.  Frontier operates 47 offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish, Thurston, Whatcom counties in Washington and 3 offices in Oregon.  Additional information regarding Frontier Bank and its services can be found at the bank’s website:  www.frontierbank.com.

This press release includes forward-looking statements and Frontier Financial Corporation intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe Frontier Financial Corporation’s expectations regarding future events.  Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely.  Additional information regarding risks and uncertainties is included in Frontier Financial Corporation’s periodic filings on Forms 10-K and 10-Q with the Securities and Exchange Commission.  Frontier Financial Corporation undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.